Exhibit 99.1

U.S. GOLD ISSUES STATUS REPORT
ON PROPOSED TENDER OFFERS

For Immediate Release

Denver, Colorado (January 18, 2007) — U.S. Gold Corporation (AMEX: UXG — TSX: UXG) announced today an update on its proposed consolidation of the Cortez Trend in Nevada.

U.S. Gold anticipates being able to commence the formal tender offers for each of Nevada Pacific Gold Ltd., Tone Resources Limited and White Knight Resources Ltd. by mid-February 2007, subject to the satisfaction of certain regulatory requirements.  U.S. Gold may re-evaluate its intentions to proceed with the proposed offers for one or more of those companies at any time.

U.S. Gold has decided not to pursue its proposed offer for Coral Gold Resources Ltd. at this time in view of certain regulatory requirements that would need to be satisfied by Coral Gold Resources prior to the commencement by U.S. Gold of a formal tender offer.  U.S. Gold was concerned that the possible undue delay and expense arising from the satisfaction of those regulatory requirements could possibly jeopardize the proposed offers for the other three companies.  In the future, U.S. Gold may re-evaluate its intention to acquire Coral Gold Resources.

Cautionary Statements

Certain statements contained herein or in the exhibits filed with this report regarding, among other things, results of exploration, drilling plans, proposed acquistions and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are sometimes identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that could cause actual results to differ materially include, among others, drilling results, commodity prices, industry conditions, the availability of drill rigs and other support services, environmental and governmental regulations, availability of financing, judicial proceedings, force majeure events and other risks factors as described from time to time in the Company’s filings with the Securities and Exchange Commission.  Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

This communication is neither an offer to purchase, nor a solicitation of an offer to sell, shares of U.S. Gold Corporation or any other entity.  This communication is not a solicitation of a proxy from a security holder of the Company or any of the subject companies.  The Company has filed registration statements and a proxy statement with the SEC with regard to the proposed offers for Coral Gold Resources, Nevada Pacific, Tone Resources and White Knight.  YOU ARE URGED TO READ ANY PROXY

STATEMENT/PROSPECTUS IF AND WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC AND THE SECURITIES COMMISSIONS OR EQUIVALENT REGULATORY AUTHORITIES IN CANADA, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You will be able to obtain any such proxy statement/prospectus (if and when it becomes available) and any other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, and filed with the securities commissions or equivalent regulatory authorities in Canada at the following website, www.sedar.com.  In addition, you may obtain the proxy statement/prospectus (if and when it becomes available) and the other documents filed by the Company with the SEC and the securities commissions or equivalent regulatory authorities in Canada by requesting them in writing from U.S. Gold Corporation, Attention: Investor Relations, Telephone: (303) 238-1438.

For further information, contact:

William F. Pass Vice President and Chief Financial Officer	Ian Ball Investor Relations
Tel: (303) 238-1438 Fax: (303) 238-1724 bill@usgold.com 2201 Kipling Street, Suite 100 Lakewood, CO 80215	Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408 info@usgold.com 99 George Street, 3rd Floor Toronto, ON M5A 2N4